Exhibit 4.1

HE/ILl H SCILNCI '> USANA HEALTH SCIENCES, INC. AUTHORIZED COMMON STOCK:50,000,000 SHARES $.001 PAR VALUE INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH Shares of USANA HEALTH SCIENCES,INC.Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. "" ·-t-S: f' Dated: )> ' c -i D-cz> :Il N m 0 (J) I Gi 4c :Il m CHIEF EXECUTIVE OFFICER

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM TEN ENT JTTEN - as tenants in common - as tenants by the entireties - as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT-...................Custodian...................... (Cust) (Minor) under Uniform Gilts to Minors Act ............................ (State) Additional abbreviations may also be used though not in the above list. For value received, ___ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTlFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE --------------------- - - --------------Shares of the Captial stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated, __ SIGNATURE(S) GUARANTEED: s 1ure s Uis -rff N Ys %5 g L s tft AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM). PURSUANT TO S.E.C.RULE 17Ad·15.